Exhibit 99.3

Important notice regarding the Internet availability of proxy materials for the Special Meeting of shareholders.
The Proxy Statement is available at: [Š]
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy — TRICO BANCSHARES
Special Meeting of Shareholders – [            ], 2018
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
The undersigned hereby appoints Richard P. Smith and Richard O’Sullivan, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of TriCo Bancshares common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Shareholders of the Trico Bancshares (the “Company”) to be held [            ], 2018 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.
(Continued and to be marked, dated and signed, on the other side)